EXHIBIT 10.10

LOAN AGREEMENT

THIS LOAN AGREEMENT (this "Agreement") is dated the 15th day of June 2020.

This Agreement, together with the Security Agreement and the Personal Guarantee entered into in connection herewith, constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and replace all prior or contemporaneous agreements, documents, correspondence, conversations and/or understandings, whether written and oral, between the parties with respect to the subject matter hereof.

BETWEEN:

(1)	Courier Labs, LLC (the "Lender"); and

(2)	Hempacco Co., Inc. (collectively, the "Borrower").

(3)

WHEREAS: The Lender is extending loan proceeds to Borrower in an aggregate amount of two hundred ten thousand dollars ($210,000.00) (the "Advance"), payable as follows: eighty- five thousand dollars of the Advance shall be extended to Borrower within two days from the date hereof, with the additional one hundred twenty-five thousand dollars payable within forty-five days of the initial payment.

NOW IT IS HEREBY AGREED as follows:

1.	The Borrower hereby directs the Lender to pay the Advance by wire transfer to the bank account set forth in Section 5.

2.	Borrower and Lender agree to execute the following in connection with the Loan Agreement:

(a)

delivery of a security agreement in a form acceptable to Lender (the "Security Agreement"). The collateral (the "Collateral") thereunder shall be one hundred percent ( 100%) of Borrower's right, title and interest in and to the property listed in the Security Agreement;

(b)	delivery of a personal guarantee of payment obligations signed by Sandro Pinecone in a form acceptable to Lender (the "Personal Guarantee"); and

(c)	delivery of a kiosk purchase agreement (the "Kiosk Purchase Agreement") between Borrower and Lender dated as of the date hereof.

The Advance, together with accrued interest, shall be repaid to the Lender on or before the first anniversary from the date of this Agreement (the "Maturity Date"). Borrower shall be charged a finance fee of one dollar in connection with Lender's extension of the Loan.

The Parties agree and acknowledge that any purchase price for kiosk machines (each a "Kiosk") pursuant to that certain Kiosk Purchase Agreement between the Parties dated as of the date hereof in excess of the initial ten Kiosks being purchased at the outset of such agreement will be applied to offset on a dollar-for-dollar basis the amount of the balance due hereunder. Additionally, any purchases of products by Lender from Borrower to be sold in the Kiosk machines by Lender will likewise be credited as a dollar-for-dollar offset on the balance due by Borrower under this Agreement. Notwithstanding the foregoing, in the event any Kiosk is rendered inoperable or beyond reasonable repaid and Borrower is unable to provide a replacement Kiosk pursuant to the terms of the Kiosk Purchase Agreement, the purchase price of such machine will be refunded to Lender within ten days or, in the absence of Lender's receipt of such refund, the price of such machine shall be added back to the balance due under this Agreement (so as to increase the balance due hereunder on a dollar- for-dollar basis). Similarly, any products purchased by Lender and credited against the principal balance of the Advance that are, after good faith determination of Lender, not accepted for delivery or unfit or unlawful for sale, will be credited back and applied to the loan balance in the absence of Borrower providing replacement product pursuant to the terms of the Kiosk Purchase Agreement.

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Subject to the terms of this paragraph, in the event any of the loan amounts remain unpaid by the applicable Maturity Date set forth above, then penalty interest shall accrue on the entire overdue amount (together with previously accrued interest) at a rate of 8.0% per year until full payment by Borrower of all such amounts to Lender are made in accordance with the terms of this Agreement. Notwithstanding the foregoing, interest shall not be assessed on any amount following the Maturity Date unless one or more Kiosks have, in the good faith determination of Lender, been rendered inoperable or beyond reasonable repair and Borrower is unable to provide a replacement kiosk that is in operation and good working order fit for Lender's contemplated purposes of selling commercial CBD consumer retail products in accordance with the Kiosk Purchase Agreement.

Any failure by Borrower to perform or observe any of the covenants, conditions or agreements set forth in this Agreement, the Note, or the Security Agreement shall constitute a default hereunder. In the event of such a default, Lender may do any of the following: (i) declare all amounts due hereunder immediately due and payable; (ii) exercise all available rights under the Security Agreement or at law; and/or (iii) exercise any rights or remedies Lender may have as a "secured party" under the Uniform Commercial Code.

5.	The Advance shall be payable by wire to the following account of Borrower:

Hempacco Co. Inc.

Severn Bank

[redacted]

6.

Borrower hereby represents, warrants and undertakes, and shall be deemed to repeat each such representation, warranty and undertaking on each day that any amounts remain to be repaid/paid to the Lender hereunder, that:

(d)

it is in good standing, duly organized and validly existing, with the power to own assets and to carry on its business as currently conducted, and that it has the requisite power and authority and has taken all necessary organizational action to enable it to enter into and perform its obligations under this Agreement;

(e)	the information set out in this Agreement and all other documents and information supplied or to be supplied to the Lender hereunder are true and accurate in all material respects;

(f)

the Borrower shall deliver such documents as may be reasonably necessary to document the authority of the individuals signing for the Borrower to bind the Borrower to the terms of this Agreement and any documents required by this Agreement;

(g)

the Borrower agrees to promptly deliver all documents fully consistent herewith that may be reasonably required to correct any errors or as may be reasonably needed by the Lender to perfect the pledge of Collateral required by the Security Agreement;

(h)

Borrower has not done and will not do any act, and has not made and will not make any grant, assignment or agreement, which will or might be reasonably expected to conflict or interfere with the complete enjoyment of all of Lender's rights under this Agreement, the Security Agreement and/or the Personal Guarantee; and

(i)

Borrower shall not transfer or assign the Collateral or any portion thereof to any third party or grant a security interest in or otherwise create any lien or encumbrance upon the Collateral, and Borrower has good and marketable title to all and every part of the Collateral free and clear of any liens and/or encumbrances.

7.

Borrower shall indemnify, defend and hold harmless Lender from and against all claims, liability, judgments, losses, damages, costs and expenses (including, without limitation, reasonable outside attorneys' fees and expenses), arising in connection with (a) a breach by Borrower of any of its representations, warranties or agreements hereunder and/or (b) Borrower's gross negligence and/or willful misconduct.

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8.	Borrower may not transfer or assign this Agreement in whole or in part without the prior written consent of Lender, and any attempt to do so shall be void.

9.

Any and all legal and equitable remedies shall be available to Lender. No right or remedy conferred upon Lender herein or otherwise available at law or in equity (or both) shall be exclusive of any other right or remedy contained herein or therein or otherwise made available. All such rights and remedies are cumulative and are not exclusive of any right or remedy which Lender may otherwise have.

12.

Borrower hereby irrevocably appoints Lender as its attorney-in-fact with full power and authority to execute such other documents or instruments and/or to do such other acts that Lender determines, in its sole and absolute discretion (but only after notice to Borrower is given), are necessary or advisable to further evidence or effectuate Lender's rights under this Agreement, (it being acknowledged that such appointment is a power coupled with an interest with full right of substitution and delegation).

13.

Notwithstanding anything contained in this Agreement, the Security Agreement and/or the Personal Guarantee, Lender's security interest in the Collateral shall immediately and irrevocably terminate automatically upon Borrower's payment to Lender of all amounts due pursuant to the terms of this Agreement.

14.

The obligations of Borrower under this Agreement and the Security Agreement shall be primary, joint and several, in solido and independent of the obligation of the guarantor under the Personal Guarantee.

15.

This Agreement, the Security Agreement and the Personal Guarantee constitute the entire agreement between the parties with respect to the subject matter hereof and supersede and replace all prior or contemporaneous agreements, documents, correspondence, conversations and/or understandings, whether written and oral, between the parties with respect to the subject matter hereof. No termination, waiver, modification or amendment of or to this Agreement shall be binding unless it is in writing and signed by both parties hereto. No failure or delay by Lender in exercising any right or privilege under this Agreement shall operate as a waiver thereof, and no single or partial exercise of any right or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right or privilege. No waiver by Lender of a breach or default hereunder shall be deemed a waiver of any preceding or succeeding breach or default hereunder or under any other agreement. Nothing in this Agreement shall be construed to create a partnership, joint venture, agency or employment relationship between the parties, and neither party shall bind the other party to any third-party obligation or hold itself out as having the authority to do so. This Agreement, and all rights and obligations hereunder, shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, executors, administrators. personal representatives, designees, successors, licensees and/or permitted assigns, as the case may be. This Agreement shall be governed by and construed in accordance with the laws of the state of Louisiana applicable to contracts entered into and fully performed therein without regard to conflict of law principles. With respect to any action or proceeding arising out of or in connection with this Agreement, each of the parties hereto hereby irrevocably submits to the sole and exclusive jurisdiction of the state and federal courts located in Louisiana and. to the maximum extent permitted by law, hereby irrevocably waives the defense of inconvenient forum to the maintenance of any such action or proceeding. If any provision of this Agreement shall be deemed invalid or unenforceable as written, it shall be construed, to the maximum extent possible, in a manner which renders it valid and enforceable, and all other provisions of this Agreement shall remain in full force and effect. All notices required to be given hereunder shall be given in writing, by personal delivery, by mail or by electronic transmission, to the respective addresses of the parties hereto as set forth on the signature page hereof, or at such other addresses as may be designated in writing by either party to the other, and the date of service of such notices shall be deemed the date of personal delivery (if personally delivered), three (3) days after mailing (if sent via mail) or the date of electronic transmission (if email), unless otherwise specified herein, provided that if delivery occurs outside normal business hours or on a Saturday. Sunday or U.S. bank holiday, then the date of service shall be deemed to be the next business day. This Agreement may be executed and delivered in counterparts, by facsimile or pdf e-mail, each of which shall be deemed an enforceable original and all of which together shall constitute one enforceable agreement. The paragraph headings contained in this Agreement are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Agreement. The terms "hereof', "herein", and "hereunder" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement.

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EXECUTION PAGE – LOAN AGREEMENT

IN WITNESS WHEREOF, THE UNDERSIGNED, INTENDING TO BE LEGALLY BOUND, HAVE EXECUTED THIS AGREEMENT AS OF THE DATE FIRST WRITTEN ABOVE.

LENDER

COURIER LABS, LLC

/s/ Timothy Thompson
By:	Timothy Thompson
Its:	CEO

BORROWER

HEMPACCO CO., INC.

/s/ Sandro Piancone
By:	Sandro Piancone
Its:	CEO

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